Exhibit 10.20

THIRD AMENDMENT TO THE

AMGEN NONQUALIFIED DEFERRED COMPENSATION PLAN

AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009

The Amgen Nonqualified Deferred Compensation Plan as Amended and Restated Effective January 1, 2009 (the “Plan”) is hereby amended, effective June 18, 2012, as follows:

1.	The list of Employers in Appendix A is amended and restated to read as follows:

Amgen Manufacturing, Limited

Amgen Rockville, Inc. (formerly Micromet, Inc.)

Amgen SF, LLC

Amgen USA Inc.

Amgen Worldwide Services, Inc.

BioVex, Inc.

Immunex Corporation

Immunex Manufacturing Corporation

Immunex Rhode Island Corporation

To record this Third Amendment to the Plan as set forth herein, the Company has caused its authorized officer to execute this document this 15th day of June, 2012.

AMGEN INC.

By:	/s/ Brian McNamee
Brian McNamee
Senior Vice President, Human Resources